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Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc.

Melville, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-212994,
333-192788, 333-171400, 333-164360, 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-
05453) of Henry Schein, Inc. of our reports dated February17,

2021, relating to the consolidated financial
statements and the effectiveness of Henry Schein, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
New York,

NY
February 17,

2021